Exhibit 99.1

For Immediate Release
Feb. 27, 2026

NW Natural Holdings Delivers Record 2025 Results Across All Businesses

PORTLAND, ORE. — Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings) reported financial results and highlights including:

2025 Highlights
•Reported earnings per share (EPS) of $2.77 and record adjusted EPS1 of $2.93 for 2025, compared to EPS of $2.03 and adjusted EPS1 of $2.33 for 2024
•Added approximately 98,000 gas and water utility connections in the last 12 months for a combined growth rate of 11.1% as of Dec. 31, 2025, mainly driven by the acquisition of SiEnergy
•Invested a record $467 million in our utility systems to support greater reliability and resiliency
•Increased our dividend for the 70th consecutive year in November 2025

2026 Guidance and Long-term Growth Targets
•Initiated 2026 EPS guidance of $2.95–3.15
•Expect rate base growth of 6–8% through 2030 driven by planned cap-ex of $2.6–2.9 billion from 2026–2030
•Announced third Mist Gas Storage Expansion project (MX3)
•Reaffirmed long-term EPS growth rate target of 4–6%2 and potential to increase to 5–7%2 with MX3 project

"Last year was a pivotal year," said Justin B. Palfreyman, President and CEO of NW Natural Holdings. "We delivered record adjusted earnings per share at the top of our guidance range, deployed a record amount of capital to support customers, and reported our strongest organic customer growth in nearly two decades. I'm incredibly proud that NW Natural gas customers' bills are about the same as they were 20 years ago — a testament to disciplined cost management and long-term rate stability. The strategic decisions we've made over the last few years have resulted in three strong, growing businesses with a long runway of opportunity. Projects like our new MX3 storage expansion strengthen regional reliability, energy affordability, and support our long‑term growth outlook. With momentum on our side, we’re executing with discipline and creating value for our customers and shareholders."

FOURTH QUARTER AND ANNUAL RESULTS
NW Natural Holdings' fourth quarter and annual results are summarized below:

	Three Months Ended December 31,			Twelve Months Ended December 31,
In thousands, except EPS	2025	2024	Change	2025	2024	Change
Net income	$57,793	$45,002	$12,791	$113,319	$78,871	$34,448
EPS	1.39	1.12	0.27	2.77	2.03	0.74
Adjusted net income[1]	57,793	56,757	1,036	119,996	90,626	29,370
Adjusted EPS[1]	1.39	1.41	(0.02)	2.93	2.33	0.60
1 See "Non-GAAP Financial Measures", "Q4 and Annual Reconciliation to GAAP" for a definition and further information on adjusted net income and adjusted EPS. Adjusted 2025 net income and adjusted EPS exclude transaction and business development costs including the effects of the SiEnergy and Pines transactions. Adjusted 2024 net income and adjusted EPS exclude non-cash regulatory disallowance of NW Natural's line extension costs and SiEnergy transaction costs.
2 EPS growth forecasted for period 2026 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as base year. Long-term growth rate target with MX3 assumes in-service date prior to the end of 2029. NW Natural Holdings does not provide a reconciliation of adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items.

KEY EVENTS

Oregon Commission Approves New Rates for NW Natural
On Oct. 24, 2025, the Public Utility Commission of Oregon (OPUC) issued an order approving the all-party settlements in NW Natural's Oregon general rate case and resolving the remaining outstanding items. The order increased our revenue requirement by $20.7 million, or 2.0%, over current rates including final adjustments for capital projects placed into service and the depreciation study.

MX3 Storage Expansion Project Announced
NW Natural Gas Company (NW Natural) is advancing a 4–5 Bcf expansion of its Mist gas storage facility to support regional energy needs. Capacity is committed to investment grade regional utilities and midstream providers, who have agreed to 25-year contracts once Notice to Proceed is received. These new storage services will be regulated by FERC and customers have agreed to a fixed 12.5% return on equity, which should provide stable returns, and a capital structure of 50% equity and 50% long-term debt. Capital expenditures for the project are expected to total approximately $300 million. NW Natural expects the MX3 expansion to be in service by the end of 20291.

2026 GUIDANCE AND LONG-TERM TARGETS
This guidance assumes continued customer growth, average weather conditions, and no significant changes in prevailing regulatory policies, mechanisms, or assumed outcomes, or significant local, state or federal laws, legislation or regulations. Required funds for the capital expenditures are expected to be internally generated or financed with long-term debt or equity, as appropriate.

Guidance	2026 Guidance	2025 Actual
EPS	$2.95–3.15	$2.93[2]
Capital Expenditures	$500–550 million	$467 million

Long-term Targets	2026–2030[3]
EPS Growth	4.0–6.0%
Capital Expenditures	$2.6–2.9 billion
Rate Base	6.0–8.0%
Customer Growth	2.0–3.0%

1 We are targeting Notice to Proceed by late 2027.
2 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for a definition and further information on adjusted EPS. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations.
3 EPS growth forecasted for period 2026 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as base year.

ANNUAL RESULTS
We primarily operate through three reportable business segments, which are NWN Gas Utility, SiEnergy, and NWN Water. NW Holdings also has investments and business activities, including NW Natural Renewables, not specifically related to the reportable business segments, which are aggregated and reported as other.

NW Natural Holdings' annual results by business segment are summarized in the table below:

	2025		2024		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share[1]
Net income (loss):
NWN Gas Utility	$110,022	$2.69	$77,126	$1.98	$32,896	$0.71
SiEnergy Gas Utility	13,737	0.33	—	—	13,737	0.33
NWN Water Utility	14,155	0.35	5,466	0.14	8,689	0.21
Other	(24,595)	(0.60)	(3,721)	(0.09)	(20,874)	(0.51)
Consolidated	$113,319	$2.77	$78,871	$2.03	$34,448	$0.74

Adjusted net income (loss):
NWN Gas Utility[2]	$110,022	$2.69	$87,196	$2.24	$22,826	$0.45
SiEnergy Gas Utility	13,737	0.33	—	—	13,737	0.33
NWN Water Utility	14,155	0.35	5,466	0.14	8,689	0.21
Other[2]	(17,918)	(0.44)	(2,036)	(0.05)	(15,882)	(0.39)
Consolidated[2]	$119,996	$2.93	$90,626	$2.33	$29,370	$0.60

Diluted Shares		40,953		38,869		2,084
1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to Consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures" and "Q4 and Annual 2025 Reconciliation to GAAP" for additional information on NWN Gas Utility, other and consolidated adjusted net income and adjusted EPS.

NWN Gas Utility net income increased $32.9 million (or $0.71 per share). On an adjusted basis, net income increased $22.8 million (or $0.45 per share), which excludes the effects of the non-cash regulatory disallowance recorded in the fourth quarter of 2024. The increase in net income primarily reflects new rates in Oregon on Nov. 1, 2024 and Oct. 31, 2025, partially offset by higher operations and maintenance and depreciation expenses.

SiEnergy Gas Utility was acquired on Jan. 7, 2025, and Pines was acquired on June 2, 2025. The segment provided net income of $13.7 million (or $0.33 per share) in 2025. Results were primarily driven by customer growth and investments in the system.

NWN Water Utility net income increased $8.7 million (or $0.21 per share) mainly reflecting an increase in operating revenues primarily due to new rates for its Arizona utilities and water acquisitions. This was partially offset by higher operations and maintenance expenses.

Other The net loss from the Company's other business activities increased $20.9 million (or $0.51 per share). On an adjusted basis, the net loss increased $15.9 million ($0.39 per share), which excludes transaction expenses and business development costs. The change in the adjusted net loss was primarily related to higher interest expense due to incremental financings at NW Natural Holdings in December 2024 and March 2025.

FOURTH QUARTER RESULTS
NW Natural Holdings' fourth quarter results by business segment are summarized in the table below:

	Three Months Ended December 31,
	2025		2024		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share[1]
Net income (loss):
NWN Gas Utility	$52,315	1.26	$44,802	$1.11	$7,513	$0.15
SiEnergy Gas Utility	5,653	0.13	—	—	5,653	0.13
NWN Water Utility	4,887	0.12	2,510	0.06	2,377	0.06
Other	(5,062)	(0.12)	(2,310)	(0.05)	(2,752)	(0.07)
Consolidated	$57,793	$1.39	$45,002	$1.12	$12,791	$0.27

Adjusted net income (loss):
NWN Gas Utility[2]	$52,315	$1.26	$54,872	$1.36	$(2,557)	$(0.10)
SiEnergy Gas Utility	5,653	0.13	—	—	5,653	0.13
NWN Water Utility	4,887	0.12	2,510	0.06	2,377	0.06
Other[2]	(5,062)	(0.12)	(625)	(0.01)	(4,437)	(0.11)
Consolidated[2]	$57,793	$1.39	$56,757	$1.41	$1,036	$(0.02)

Diluted Shares		41,627		40,220		1,407
1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to Consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures", "Q4 and Annual Reconciliation to GAAP" for additional information on NWN Gas Utility, other and consolidated adjusted net income and adjusted EPS.

NWN Gas Utility net income increased $7.5 million (or $0.15 per share). Margin increased due to new rates from the Oregon rate case effective Oct. 31, 2025, partially offset by higher depreciation and property taxes from investment in the system. On an adjusted basis, net income decreased $2.6 million (or $0.10 per share), which excludes the non-cash regulatory disallowance in the fourth quarter of 2024.

SiEnergy Gas Utility was acquired on Jan. 7, 2025, and Pines was acquired on June 2, 2025. The segment provided net income of $5.7 million (or $0.13 per share) driven by customer growth and investments in the system.

NWN Water Utility net income increased $2.4 million (or $0.06 per share) mainly reflecting strong organic customer growth, partially offset by higher operations and maintenance and depreciation expenses.

Other net loss from the Company's other business activities increased $2.8 million (or $0.07 per share). The higher net loss was primarily due to higher interest expense mainly from incremental financings in December 2024 and March 2025, partially offset by higher contributions from NW Natural Renewables from a full quarter of renewable natural gas production in 2025. On an adjusted basis, net loss increased $4.4 million (or $0.11 per share), which excludes the SiEnergy transaction costs in the fourth quarter of 2024.

DIVIDEND DECLARED
In January 2026, the board of directors of NW Natural Holdings declared a quarterly dividend of $0.4925 per share on the Company’s common stock. The dividend was paid on Feb. 13, 2026 to shareholders of record on Jan. 30, 2026. The Company’s current indicated annual dividend rate is $1.97 per share. Future dividends are subject to board of director discretion and approval.

CONFERENCE CALL AND WEBCAST
As previously announced, NW Natural Holdings will host a conference call and webcast today to discuss its fourth quarter and annual 2025 financial and operating results.

Date and Time:	Friday, February 27 8 a.m. PT (11 a.m. ET)

Phone Number:	1-833-470-1428 Passcode: 245591
The call will also be webcast in a listen-only format for the media and general public and can be accessed at ir.nwnaturalholdings.com. A replay of the conference call will be available on our website and by dialing 1-866-813-9403 and the replay access code of 398089.

ABOUT NW NATURAL HOLDINGS
Northwest Natural Holding Company (NYSE: NWN) is headquartered in Portland, Oregon and has operated for more than 167 years. It owns Northwest Natural Gas Company (NW Natural), the Company's long-standing natural gas utility serving the Pacific Northwest; SiEnergy Operating, LLC (SiEnergy), a fast growing natural gas utility serving key Texas markets; NW Natural Water Company (NW Natural Water), an expanding water and wastewater utility; and additional business interests. Together, NW Natural Holdings provides essential energy and water services to nearly one million customers across seven states. The Company has a longstanding commitment to safety, environmental stewardship and supporting its employees and communities, and consistently leads the industry in J.D. Power customer satisfaction. Additional information is available at nwnaturalholdings.com.

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact:
David Roy
Phone: 503-610-7157
Email: david.roy@nwnatural.com

FORWARD-LOOKING STATEMENTS
This press release, and other presentations made by NW Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," “continues,” “could,” "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts," "will" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, expectations, forecasts, outlooks, timing, goals, strategies, commitments, future events, financial positions, financial performance, investments, valuations, timing and amount of capital expenditures, targeted capital structure, risks, risk profile, stability, acquisitions and timing, approval, completion and integration thereof, the likelihood and success associated with any transaction, strategic fit, utility system, technology and infrastructure investments, expected timing of notice to proceed, the initiation of construction, expected in service date and capital expenditure requirements for MX3, system modernization, reliability and resiliency, global, national and local economies, economic and GDP growth, customer and business growth, continued expansion of service territories, rate base growth, customer backlog, growth opportunities, customer satisfaction ratings, weather, performance and service during weather events, customer rates or rate recovery and the timing and magnitude of potential rate changes and the potential outcome of rate cases, environmental remediation cost recoveries, environmental initiatives, decarbonization and the role of natural gas and the gas delivery system, including decarbonization goals and timelines, energy efficiency measures, use of renewable sources, renewable natural gas purchases, projects, investments and other renewable initiatives, and timing, magnitude and completion thereof, unregulated renewable natural gas strategy and initiatives, hydrogen projects or investments and timing, magnitude, approvals and completion thereof, procurement of renewable natural gas or hydrogen for customers, technology and policy innovations, strategic goals and visions, water, wastewater and water services acquisitions, personnel additions, partnerships, investment strategy, regulatory strategy, and financial effects of water, wastewater and water services acquisitions, expected growth and safety benefits of facility upgrade investments, operating plans of third parties, financial targets, financial results, including estimated income, availability and sources of liquidity, capital markets, financing transactions, expenses, positions, revenues, returns, cost of capital, timing, and earnings, earnings guidance and estimated future growth rates, credit ratings, debt and equity issuances and timing, future dividends, commodity costs and sourcing, asset management activities, regulatory environment, performance, timing, outcome, or effects of regulatory proceedings or mechanisms or approvals, rate case execution, regulatory prudence reviews, anticipated regulatory actions or filings, accounting treatment of future events, economic and political conditions, effects of legislation or changes in laws or regulations, impact of the current U.S. presidential administration and Congress, effects, extent, the imposition or announcement of tariffs or trade restrictions, inflation, geopolitical uncertainty and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding its business, the economy, geopolitical factors, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter, which, among others, outline legal, regulatory and legislative risks, financial, macroeconomic and geopolitical risks, growth and strategic risks, operational risks, business continuity and technology risks, environmental risks and risks related to our water and renewables businesses.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
Management uses "adjusted net income", "adjusted earnings per share," "adjusted segment net loss," "segment earnings per share” and "adjusted segment earnings per share," each of which are non-GAAP financial measures, when evaluating NW Natural Holdings' overall performance. Management uses non-GAAP measures in making operating decisions because we believe those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results and can affect the comparison of period-over-period results. These adjustments may include transaction and business development costs primarily consisting of professional fees including legal, accounting, financial and other professional fees incurred in connection with business combinations and business development activities. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this report, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NORTHWEST NATURAL HOLDINGS
Consolidated Income Statement and Financial Highlights (Unaudited)
Fourth Quarter and Annual Period
	Three Months Ended		Twelve Months Ended
In thousands, except per share amounts and customer data	December 31,		December 31,
	2025	2024	2025	2024
Operating revenues	$394,157	$370,876	$1,289,363	$1,152,994

Operating expenses:
Cost of gas	118,654	124,793	395,576	412,382
Operations and maintenance	87,832	92,154	327,365	294,658
Environmental remediation	4,827	4,828	14,623	14,054
General taxes	12,133	10,465	52,046	48,672
Revenue taxes	14,808	15,613	48,165	48,343
Depreciation	42,961	36,486	165,506	137,898
Other operating expenses	1,193	1,596	5,191	5,845
Total operating expenses	282,408	285,935	1,008,472	961,852
Income from operations	111,749	84,941	280,891	191,142
Other income (expense), net	(1,953)	(910)	(3,700)	(1,108)
Interest expense, net	32,192	21,190	122,513	80,092
Income before income taxes	77,604	62,841	154,678	109,942
Income tax expense	19,811	17,839	41,359	31,071
Net income	$57,793	$45,002	$113,319	$78,871

Common shares outstanding:
Average diluted for period	41,627	40,220	40,953	38,869
End of period	41,564	40,222	41,564	40,222

Per share of common stock information:
Diluted earnings	$1.39	$1.12	$2.77	$2.03
Dividends paid	0.4925	0.4900	1.9625	1.9525

Capital structure, end of period:
Common stock equity	36.2%	42.4%	36.2%	42.4%
Long-term debt (including junior subordinated notes)	55.7	51.4	55.7	51.4
Short-term debt (including current maturities of long-term debt)	8.1	6.2	8.1	6.2
Total	100.0%	100.0%	100.0%	100.0%

Operating Statistics
Meters			2025	2024
NWN gas utility			809,597	805,529
SiEnergy gas utility			89,676	—
NWN Water utility			80,703	76,401
Total Meters - end of period			979,976	881,930

NWN Gas Utility Margin
Operating revenues	$341,354	$348,958	$1,096,785	$1,075,688
Less: Cost of gas	107,563	124,778	356,126	412,320
Less: Environmental remediation expense	4,827	4,827	14,623	14,053
Less: Revenue taxes	14,252	15,456	45,887	48,037
NWN Gas Utility Margin	$214,712	$203,897	$680,149	$601,278

SiEnergy Gas Utility Margin
Operating revenues	$19,995	$—	$65,984	$—
Less: Cost of gas	5,662	—	19,892	—
Less: Revenue taxes	443	—	1,876	—
SiEnergy Gas Utility Margin	$13,890	$—	$44,216	$—

NORTHWEST NATURAL HOLDINGS
Consolidated Balance Sheets (Unaudited)	As of December 31,
In thousands	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$36,673	$38,490
Accounts receivable	121,875	124,480
Accrued unbilled revenue	97,238	94,400
Allowance for uncollectible accounts	(4,068)	(3,474)
Regulatory assets	143,745	130,116
Derivative instruments	3,922	6,628
Inventories	127,697	106,954
Other current assets	75,850	60,180
Total current assets	602,932	557,774
Non-current assets:
Property, plant, and equipment	5,640,435	4,918,919
Less: Accumulated depreciation	1,288,422	1,246,592
Total property, plant, and equipment, net	4,352,013	3,672,327
Regulatory assets	424,194	382,499
Derivative instruments	366	535
Other investments	80,676	82,236
Operating lease right of use asset, net	68,224	68,626
Assets under sales-type leases	121,470	125,653
Goodwill	370,815	183,804
Other non-current assets	146,351	160,862
Total non-current assets	5,564,109	4,676,542
Total assets	$6,167,041	$5,234,316
Liabilities and equity:
Current liabilities:
Short-term debt	$171,989	$170,110
Current maturities of long-term debt	160,627	30,787
Accounts payable	175,566	133,270
Taxes accrued	18,123	16,176
Interest accrued	26,121	18,220
Regulatory liabilities	137,974	116,180
Derivative instruments	63,631	75,272
Operating lease liabilities	3,228	1,840
Other current liabilities	79,186	87,162
Total current liabilities	836,445	649,017
Long-term debt	2,272,202	1,679,355
Deferred credits and other non-current liabilities:
Deferred tax liabilities	437,467	397,149
Regulatory liabilities	758,407	730,117
Pension and other postretirement benefit liabilities	112,139	130,397
Derivative instruments	14,039	13,307
Operating lease liabilities	74,986	75,914
Other non-current liabilities	186,280	173,689
Total deferred credits and other non-current liabilities	1,583,318	1,520,573
Equity:
Common stock	1,044,000	989,346
Retained earnings	435,823	402,925
Accumulated other comprehensive loss	(4,747)	(6,900)
Total equity	1,475,076	1,385,371
Total liabilities and equity	$6,167,041	$5,234,316

NORTHWEST NATURAL HOLDINGS
Consolidated Statements of Cash Flows (Unaudited)	Year Ended December 31,
In thousands	2025	2024
Operating activities:
Net income	$113,319	$78,871
Adjustments to reconcile net income to cash provided by operations:
Depreciation	165,506	137,898
Amortization	24,239	20,162
Deferred income taxes	35,473	11,366
Qualified defined benefit pension plan expense (benefit)	10,357	4,062
Contributions to qualified defined benefit pension plans	(11,310)	(20,460)
Deferred environmental expenditures, net	(25,697)	(23,307)
Environmental remediation expense	14,623	14,054
Asset optimization revenue sharing bill credits	(15,549)	(28,874)
Regulatory disallowance of line extension allowances	—	13,700
Other	12,670	10,799
Changes in assets and liabilities:
Receivables, net	8,170	(15,302)
Inventories	(29,195)	(2,735)
Income and other taxes	(5,873)	809
Accounts payable	10,115	(14,144)
Deferred gas costs	(34,201)	38,129
Asset optimization revenue sharing	24,343	14,539
Decoupling mechanism	(26,939)	5,173
Cloud-based software	(10,381)	(22,393)
Regulatory accounts	6,575	12,292
RNC facility prepayment	—	(51,427)
Other, net	2,879	17,070
Cash provided by operating activities	269,124	200,282
Investing activities:
Capital expenditures	(466,893)	(394,400)
Acquisitions, net of cash acquired	(338,131)	(29,816)
Purchase of equity method investment	(1,000)	(1,000)
Other	(2,878)	(3,770)
Cash used in investing activities	(808,902)	(428,986)
Financing activities:
Proceeds from common stock issued, net	47,418	90,374
Long-term debt issued	760,000	285,000
Long-term debt retired	(183,127)	(150,000)
Changes in other short-term debt, net	(3,121)	80,330
Cash dividend payments on common stock	(77,309)	(72,852)
Payment of financing fees	(9,192)	(3,290)
Shares withheld for tax purposes	(1,599)	(1,319)
Other	(197)	(1,181)
Cash provided by financing activities	532,873	227,062
(Decrease) increase in cash, cash equivalents and restricted cash	(6,905)	(1,642)
Cash, cash equivalents and restricted cash, beginning of period	47,982	49,624
Cash, cash equivalents and restricted cash, end of period	$41,077	$47,982

Supplemental disclosure of cash flow information:
Interest paid, net of capitalization	$111,257	$71,233
Income taxes paid, net of refunds	11,410	19,394

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$36,673	$38,490
Restricted cash included in other current assets	4,404	9,492
Cash, cash equivalents and restricted cash	$41,077	$47,982

NORTHWEST NATURAL HOLDINGS
Q4 and Annual Reconciliation to GAAP (Unaudited)

	Twelve Months Ended December 31,
	2025		2024
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income	$113,319	$2.77	$78,871	$2.03
Regulatory line extension disallowance			13,700	0.35
Transaction and business development costs	9,084	0.22	2,292	0.06
Income tax effect[1,2]	(2,407)	(0.06)	(4,237)	(0.11)
Adjusted net income	$119,996	$2.93	$90,626	$2.33

Diluted shares		40,953		38,869

NWN GAS UTILITY
GAAP net income	$110,022	$2.69	$77,126	$1.98
Regulatory line extension disallowance			13,700	0.35
Income tax effect[1,2]			(3,630)	(0.09)
Adjusted net income	$110,022	$2.69	$87,196	$2.24

OTHER
GAAP net income (loss)	$(24,595)	$(0.60)	$(3,721)	$(0.09)
Transaction and business development costs	9,084	0.22	2,292	0.06
Income tax effect[1,2]	(2,407)	(0.06)	(607)	(0.02)
Adjusted net income (loss)	$(17,918)	$(0.44)	$(2,036)	$(0.05)

	Three Months Ended December 31,
	2025		2024
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income	$57,793	$1.39	$45,002	$1.12
Regulatory line extension disallowance			13,700	0.34
Transaction and business development costs			2,292	0.06
Income tax effect[1,2]			(4,237)	(0.11)
Adjusted net income	$57,793	$1.39	$56,757	$1.41

Diluted shares		41,627		40,220

NWN GAS UTILITY
GAAP net income	$52,315	$1.26	$44,802	$1.11
Regulatory line extension disallowance			13,700	0.34
Income tax effect[1,2]			(3,630)	(0.09)
Adjusted net income	$52,315	$1.26	$54,872	$1.36

OTHER
GAAP net income (loss)	$(5,062)	$(0.12)	$(2,310)	$(0.05)
Transaction and business development costs			2,292	0.06
Income tax effect[1,2]			(607)	(0.02)
Adjusted net income (loss)	$(5,062)	$(0.12)	$(625)	$(0.01)
1 SiEnergy transaction expenses were recognized in the first quarter of 2025 and Pines transaction expenses were recognized in the second quarter of 2025. Other business development costs were recognized in the second and third quarter of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.
2 Regulatory disallowance related to line extension allowance and SiEnergy transaction expenses were recognized in the fourth quarter of 2024. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.